As filed with the Securities and Exchange Commission on November 5, 2010

Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CATERPILLAR INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	37-0602744
(State of Incorporation)	(IRS Employer Identification No.)
100 NE Adams Street Peoria, Illinois 61629
(Address of Principal Executive Offices)
Tax Deferred Savings Plan
(Full Title of the Plan)

James B. Buda
Vice President and Chief Legal Officer
Caterpillar Inc.
100 NE Adams Street
Peoria, IL 61629-7310
(309) 675-4429
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	X	Accelerated filer

Non-accelerated filer		Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, par value $1.00 per share	10,000,000 shares (1)	$ 78.1650(2)	$781,650,000	$55,731.65

(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of additional securities that may be issued under the Tax Deferred Savings Plan (the “Plan”) pursuant to the anti-dilution provisions of the Plan.

(2)Estimated solely for the purposes of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sales prices of a share of Caterpillar Inc. Common Stock, as reported on the New York Stock Exchange - Composite Transactions System on October 29, 2010.

Part I

EXPLANATORY  NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 10,000,000 shares of the Registrant’s Common Stock, par value $1.00 per share, to be issued pursuant to the Registrant’s Tax Deferred Savings Plan (the “Plan”).  In accordance with General Instruction E to Form S-8, the Registrant and the Plan hereby incorporate by reference the contents of the following previous Registration Statements filed by the Registrant and the Plan:

•	Registration Statement on Form S-8 (Registration No. 333-133266) filed April 13, 2006.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                Exhibits.

The following is a complete list of exhibits filed as a part of this Registration Statement:

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP

The Company will submit or has submitted the Plan and any amendment to the Plan to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.
Page 2 SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peoria, and the State of Illinois.

CATERPILLAR INC. (Registrant)
November 5, 2010	By:	/s/James B. Buda
James B. Buda, Vice President and Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
November 5, 2010	/s/Douglas R. Oberhelman	Chairman and Chief Executive Officer
(Douglas R. Oberhelman)
November 5, 2010	/s/Richard P. Lavin	Group President
(Richard P. Lavin)
November 5, 2010	/s/Stu L. Levenick	Group President
(Stu L. Levenick)
November 5, 2010	/s/Edward J. Rapp	Group President and Chief Financial Officer
(Edward J. Rapp)
November 5, 2010	/s/Gerard R. Vittecoq	Group President
(Gerard R. Vittecoq)
November 5, 2010	/s/Steven H. Wunning	Group President
(Steven H. Wunning)
November 5, 2010	/s/Jananne A. Copeland	Controller and Chief Accounting Officer
(Jananne A. Copeland)

November 5, 2010	/s/W. Frank Blount	Director
(W. Frank Blount)
November 5, 2010	/s/John R. Brazil	Director
(John R. Brazil)
November 5, 2010	/s/Daniel M. Dickinson	Director
(Daniel M. Dickinson)
November 5, 2010	/s/John T. Dillon	Director
(John T. Dillon)
November 5, 2010	/s/Eugene V. Fife	Director
(Eugene V. Fife)
November 5, 2010	/s/Gail D. Fosler	Director
(Gail D. Fosler)
November 5, 2010		Director
(Juan Gallardo)
November 5, 2010	/s/David R. Goode	Director
(David R. Goode)
November 5, 2010	/s/Peter A. Magowan	Director
(Peter A. Magowan)
November 5, 2010	/s/William A. Osborn	Director
(William A. Osborn)
November 5, 2010	/s/Charles D. Powell	Director
(Charles D. Powell)
November 5, 2010	/s/Edward B. Rust, Jr.	Director
(Edward B. Rust, Jr.)
November 5, 2010	/s/Susan C. Schwab	Director
(Susan C. Schwab)
November 5, 2010	/s/Joshua I. Smith	Director
(Joshua I. Smith)

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Peoria, the State of Illinois.

TAX DEFERRED SAVINGS PLAN
November 5, 2010	By:	/s/Jonathan D. Ginzel
Name: Jonathan D. Ginzel Title: Plan Administrator

Exhibit Index

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP